Exhibit 99.1

Studio 3 Partners LLC
Financial Statements
September 30, 2014 and 2013

Studio 3 Partners LLC
Index
September 30, 2014 and 2013

Page(s)
Independent Auditor's Report...................................................................................................................................1
Financial Statements

Notes to the Financial Statements.............................................................................................................................6-9

Independent Auditor's Report

To the Board and Management of
Studio 3 Partners LLC

We have audited the accompanying financial statements of Studio 3 Partners LLC, which comprise the balance sheets as of September 30, 2014 and 2013, and the related statements of operations, cash flows and changes in Members’ equity for the three years ended September 30, 2014.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on the financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Studio 3 Partners LLC at September 30, 2014 and 2013, and the results of its operations, cash flows and changes in Members’ equity for the three years ended September 30, 2014 in accordance with accounting principles generally accepted in the United States of America.

/s/PricewaterhouseCoopers LLP
New York, New York
December 22, 2014

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017
T: (646) 471 3000, F: (813) 286 6000, www.pwc.com/us

Studio 3 Partners LLC
Balance Sheets

	September 30,
(in thousands)	2014	2013

Assets
Current assets
Cash and cash equivalents	$20,281	$17,160
Program rights	105,857	110,731
Accounts receivable	34,292	30,868
Prepaid expenses and other assets	8,076	10,878
Total current assets	168,506	169,637

Non-current assets
Program rights, net	275,446	234,151
Other assets	1,328	—
Total assets	$445,280	$403,788

Liabilities and Members' Equity
Current liabilities
Accounts payable and accrued expenses	$10,652	$13,643
Program rights obligations due to related parties	67,742	80,732
Other program rights obligations	913	989
Deferred revenue	25,000	30,063
Total current liabilities	104,307	125,427

Non-current liabilities
Program rights obligations due to related parties	8,567	6,588
Other program rights obligations	113	170
Accrued liabilities	2,658	2,250
Deferred revenue	3,220	3,853
Total liabilities	118,865	138,288

Commitments and contingencies (Note 5)

Members' equity
Members' equity interests	258,354	258,354
Retained earnings	68,061	7,146
Total Members' equity	326,415	265,500
Total liabilities and Members' equity	$445,280	$403,788
The accompanying notes are an integral part of these financial statements.

Studio 3 Partners LLC
Statements of Operations

	Year Ended	Year Ended	Year Ended
	September 30,	September 30,	September 30,
(in thousands)	2014	2013	2012

Revenues	$368,509	$339,603	$337,862

Expenses
Operating expenses (including related party
programming expense of $182,787, $192,953 and
$196,024, respectively)	238,239	233,718	237,383
Selling, general and administrative expenses
(including related party service fees of $17,161,
$16,899 and $16,565, respectively)	23,211	22,301	23,776
Total expenses	261,450	256,019	261,159
Operating income	107,059	83,584	76,703
Interest income	41	7	10
Income before income taxes	107,100	83,591	76,713
Tax (expense) / benefit	(1,111)	207	—
Net income	$105,989	$83,798	$76,713

The accompanying notes are an integral part of these financial statements.

Studio 3 Partners LLC
Statements of Cash Flows

	Year Ended	Year Ended	Year Ended
	September 30,	September 30,	September 30,
(in thousands)	2014	2013	2012

Operating activities
Net income	$105,989	$83,798	$76,713
Reconciling items:
Programming amortization	192,851	200,965	207,140
Operating assets and liabilities
Program rights	(240,416)	(264,854)	(255,978)
Accounts receivable	(3,424)	(1,317)	(12,807)
Prepaid expenses and other assets	1,474	530	(8,794)
Accrued liabilities	(2,583)	(111)	6,265
Deferred revenue	(5,696)	(1,084)	(11,667)

Net cash provided by operating activities	48,195	17,927	872

Financing activities
Distributions to Members	(45,074)	(45,000)	—
Net cash flow used in financing activities	(45,074)	(45,000)	—
Net change in cash and cash equivalents	3,121	(27,073)	872

Cash and cash equivalents at beginning of period	17,160	44,233	43,361
Cash and cash equivalents at end of period	$20,281	$17,160	$44,233

The accompanying notes are an integral part of these financial statements.

Studio 3 Partners LLC
Statements of Changes in Members' Equity

		Retained
	Members'	Earnings/	Total
	Equity	(Accumulated	Members'
(in thousands)	Interests	Deficit)	Equity

Balance at September 30, 2011	$258,354	$(108,365)	$149,989
Net income	—	76,713	76,713
Balance at September 30, 2012	258,354	(31,652)	226,702
Member distributions	—	(45,000)	(45,000)
Net income	—	83,798	83,798
Balance at September 30, 2013	258,354	7,146	265,500
Member distributions	—	(45,074)	(45,074)
Net income	—	105,989	105,989
Balance at September 30, 2014	$258,354	$68,061	$326,415

The accompanying notes are an integral part of these financial statements.

Studio 3 Partners LLC
Notes to Financial Statements

1.	Description of Business

Studio 3 Partners LLC, (“Studio 3”or “EPIX”), is a premium television network delivering the latest movie releases, classic film franchises, original documentaries, comedy specials and music events on TV, on demand, online and on devices. EPIX is available through cable, satellite and telecommunications multichannel television providers and digital distributors as linear television, subscription video on demand and online services and is currently available in the United States, the District of Columbia, Puerto Rico and Bermuda. Studio 3 was formed pursuant to a Limited Liability Agreement dated April 18, 2008, between Viacom Inc. and its wholly owned subsidiary Paramount Pictures Corporation, Metro-Goldwyn-Mayer Studios Inc. and Lions Gate Films Inc. (collectively, the “Members”) and began operations immediately following its formation. The network licenses programming from the Members’ film studios as well as other content from third parties and produces original documentaries, comedy and music specials. EPIX launched in October 2009 as the first multiplatform premium network with online accessibility for subscribers through EPIX.com and pioneered the development of “TV Everywhere” for American consumers. The first premium network to launch on Xbox consoles, first on Sony PlayStation 3 and PlayStation 4, first on Android tablets and phones, first on Roku players, EPIX is available to authenticated subscribers on hundreds of devices including Apple iPads and iPhones. References in this document to “Studio 3”, “Company”, “EPIX” and “we” mean Studio 3 Partners LLC.
Subsequent Events
The Company has performed an evaluation of subsequent events through December 22, 2014, the date of issuance of the financial statements.

2.	Summary of Significant Accounting Policies

Basis of Presentation
The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
Cash and Cash Equivalents
All highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.
Revenue Recognition
Revenues from cable, satellite and telecommunications affiliate fees related to the Company’s cable programming services are recognized as services are provided.
Revenues from the licensing of content to digital distributors are recognized upon availability for airing by the licensee. Certain of the Company’s contracts with digital distributors include requirements for a minimum number of feature film titles to be provided over contract intervals, as well as other performance commitments. Recognition of revenues subject to these commitments is deferred until such performance obligations are satisfied. As of September 30, 2014 and 2013, the Company’s deferred revenue balance was $28.2 million and $33.9 million, respectively.
Five customers accounted for approximately 92% of total revenue for the year ended September 30, 2014, of which four accounted for greater than 10% of total revenue. One customer accounted for 41% in 2014, 44% in 2013 and 63% in 2012 of total revenue. These five customers also accounted for accounts receivable of approximately 83% as of September 30, 2014 and approximately 89% as of September 30, 2013.

Studio 3 Partners LLC
Notes to Financial Statements

Accounts Receivable
Accounts receivable are stated at the lower of cost and net realizable value and are principally related to distribution license arrangements. Such amounts are due in accordance with the underlying terms of the respective agreements and are principally from investment grade companies with which we have historically done business under similar terms, for which loss allowances are not considered necessary.

Program Rights
The Company acquires rights to exhibit programming on various distribution platforms through contractual license agreements. These program rights are stated at the lower of cost, less accumulated amortization, or net realizable value. Net realizable value of acquired programming rights is evaluated by the Company on a daypart basis, which is defined as an aggregation of programs of a similar type.
Program rights and related liabilities are recorded when the license period begins, the cost of the program is determinable, and the program is accepted and available for airing.
The cost of a program is allocated between linear television and digital distribution rights. Linear television rights are amortized on a program-by-program basis over the license term based on the actual airings of the program as a percentage of the total expected airings of the program through the term of the license agreement. Digital distribution rights are amortized in accordance with the ratio of current period to estimated total revenues to be generated from the digital exploitation of the programming. Program rights are classified as current if the asset is to be amortized within the next year.
Advertising Costs
Advertising costs are expensed as incurred. The Company incurred total advertising costs of $14.0 million, $6.4 million and $7.5 million in 2014, 2013 and 2012, respectively.
Income Taxes
The Company is taxed as a partnership for federal and state/local income tax purposes and, therefore, the Company is generally not subject to income tax at the federal and state/local levels. Instead, the Company’s Members are taxed on their allocable share of the Company’s income. However, the Company is subject to certain local taxes including the New York City Unincorporated Business Tax.
The Company generated net operating losses from inception through September 30, 2010 and established deferred tax assets with full valuation allowances in each of those years. In 2012 net operating loss carryforwards were utilized to offset income tax expense related to income earned in the period. In 2013, the Company concluded there was sufficient assurance of future sources of taxable income to realize the full benefit of the net deferred tax assets during the year. As a result, the Company released a valuation allowance of $1.5 million which offset 2013 New York Unincorporated Business Tax expense of $1.3 million to result in a net tax benefit of $0.2 million recognized in 2013. In 2014, the Company recognized New York City Unincorporated Business Tax expense of $1.1 million. In 2014, the Company paid $1.0 million to New York City Unincorporated Business Tax.
Recent Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) 2014-09 - Revenue from Contracts with Customers (“ASU 2014-09”), a comprehensive revenue recognition model that supersedes the current revenue recognition requirements and most industry-specific guidance. The underlying core principle of ASU 2014-09 is that a company should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration it expects to be entitled to in exchange for those goods or services. ASU 2014-09 will be effective for the first interim period within annual reporting periods beginning after December 15, 2016, and allows adoption either under full retrospective or a modified retrospective approach. We are currently evaluating the impact of the new

Studio 3 Partners LLC
Notes to Financial Statements

standard and timing of when we will adopt the new standard.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates its estimates to ensure that they accurately reflect the best information available. Actual results could differ from those estimates. Significant estimates inherent in the preparation of the accompanying financial statements include the estimate of total revenues to be generated from the digital and linear exploitation of programming.

3.	Related Party Transactions

The Company engages in various business relationships with certain Members and their affiliates. The nature and amounts of the significant transactions are disclosed below.
The Company and each of the Members have entered into related party licensing agreements whereby the Company licenses pay television exhibition rights and digital distribution rights from the Members. On an annual basis, the Company is committed to license up to 20 newly released titles per Member for titles that are theatrically released through December 31, 2016 based on the terms of the licensing agreements. The per title cost payable by the Company to each Member for titles released between 2008 through 2016 is calculated via a contractually determined formula driven by a title’s domestic box office performance. The Company also licenses library catalog titles from its Members in ongoing license agreements. For the years ended 2014, 2013 and 2012, the Company recognized related party programming expenses, which are disclosed parenthetically in the Statements of Operations. At September 30, 2014 and 2013, the Company held related party program rights of $376.1 million and $338.1 million, and had related party program rights obligations of $76.3 million and $87.3 million pursuant to the licensing of these rights, respectively.
The Company entered into a service agreement with a wholly owned subsidiary of Viacom Inc. covering the signal transmission, technical maintenance, rent, legal services and various other selling, general and administrative support services. The fees associated with the services agreement are contractually stipulated and are disclosed parenthetically in the Statements of Operations. The agreement is effective for the period through December 31, 2016.

4.	Members’ Interests

The percentage of equity interest owned by each of the Members is determined based upon the proportion of the total contribution made by each Member to the aggregate contributions made by all Members.
The Company distributed $45.0 million directly to the Members and paid New Jersey Corporation Business Tax in the amount of $0.1 million on behalf of the Members in 2014. The Company distributed $45.0 million to the Members in 2013.

Studio 3 Partners LLC
Notes to Financial Statements

At September 30, 2014 and 2013 the ownership interest in the Company was as follows:

(in thousands)	2014	2013

Metro-Goldwyn-Mayer Studios Inc.	19.09%	19.09%
Lions Gate Films Inc.	31.15	31.15
Viacom Inc. and affiliates	49.76	49.76
Total	100.00%	100.00%

The Company is governed by a Board which is comprised of two representatives from each of the Members. Each Member’s representatives must vote together and each Member’s representatives collectively have one vote.

5.	Commitments and Contingencies

The Company’s commitments primarily consist of commitments to purchase program rights, payments under the related party service fee agreement and other commitments. These arrangements result from the Company’s ordinary course of business and represent obligations that are payable over several years.
The Company has recorded program rights obligations of $77.3 million on the balance sheet as of September 30, 2014. The Company has off balance sheet program rights obligations of approximately $200.6 million, which include all titles that have been released theatrically through December 22, 2014. New theatrically released programming commitments beyond December 22, 2014 cannot be reasonably estimated at this time as the titles have not yet been released. The Company also held off balance sheet service agreement obligations of $40.9 million and other commitments of $10.2 million.
Expected annual payments for our commitments, primarily relating to the Company’s programming and services agreement fees, over the next five years, are as follows:

(in thousands)

2015	$219,444
2016	94,186
2017	13,158
2018	2,190
2019	—
$328,978